Exhibit 11.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the use, in this Offering Statement on Form 1-A, as amended, of our report dated April 29, 2022, with respect to our audits on the financial statements of Life Spectacular, Inc. (the “Company”), of and for the years ended December 31, 2021 and 2020.

Very truly yours,

/s/ dbbmckennon

Newport Beach, California
August 3, 2022